Exhibit 99.1

FOR IMMEDIATE RELEASE

BRIDGE BANCORP, INC. AND DIME COMMUNITY BANCSHARES, INC. CLOSE MERGER OF EQUALS

Hauppauge, New York, February 1, 2021 – - Bridge Bancorp Inc. (Nasdaq: BDGE) (“Bridge”) and Dime Community Bancshares, Inc. (Nasdaq: DCOM) (“Legacy Dime”) today announced the successful closing of the previously announced merger of equals between the respective companies.

Pursuant to the terms of the agreement dated July 1, 2020, each share of Legacy Dime was converted into 0.648 common shares of Bridge and the combined company was renamed Dime Community Bancshares, Inc. Beginning today, the combined company will trade on The NASDAQ Global Select Market under the ticker “DCOM”.

In addition, each share of Legacy Dime 5.50% Series A Non-Cumulative Perpetual Preferred Stock has converted into one share of Dime 5.50% Series A Non-Cumulative Perpetual Preferred Stock and beginning today will trade on The NASDAQ Global Select Market under the symbols “DCOMP”.

Chief Executive Officer Kevin O’Connor and Executive Chairman Kenneth Mahon issued the following joint statement: “The completion of this transaction unites two iconic New York community banks creating the premier community-based business bank in our region.  Our enhanced branch footprint and increased capital base will allow the combined bank to better serve the needs of our customers across the greater New York and Long Island marketplaces.  We are very excited to begin this new chapter in our institutions’ histories.”

Piper Sandler Companies acted as financial advisor, and rendered a fairness opinion to the board of directors of Bridge. Luse Gorman, PC served as legal counsel to Bridge. Raymond James acted as financial advisor, and rendered a fairness opinion to the board of directors of Legacy Dime. Holland & Knight LLP served as legal counsel to Legacy Dime.

Customers Will Not Experience Any Immediate Changes to Their Banking Relationship

As a result of the merger, customers will not experience any immediate changes to their accounts, loan payment terms, access to account information through mobile and online banking applications, use of debit cards, or access to ATMs. The company expects to combine its banking technology platforms by early in the second quarter of 2021 without any disruption to customers. Customers can find additional information at Dime.com/merger.

Creating a Premier Community-Based Bank in New York

The merger combines two complementary banking technology platforms to create a premier community-based business bank. The combined company will have over $12 billion in assets, over $9 billion in total deposits, and over 60 branches spanning Manhattan to Montauk.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Bridge and Dime, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (iii) other statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management of Dime and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Dime. In addition, these forward-looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Bridge and Dime may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Dime is engaged; (5) the interest rate environment may further compress margins and adversely affect net interest income; (6) results may be adversely affected by continued adverse changes to credit quality; (7) competition from other financial services companies in Dime’s markets could adversely affect operations; (8) an economic slowdown could adversely affect credit quality and loan originations; (9) the COVID-19 pandemic is adversely affecting Dime and its customers, employees and third-party service providers; the adverse impacts of the pandemic on their respective business, financial position, operations and prospects have been material, and it is not possible to accurately predict the extent, severity or duration of the pandemic or when normal economic and operation conditions will return; and (10) other factors that may affect future results of Dime including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Dime and Bridge’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s Internet site (http://www.sec.gov).

Dime cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Dime or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Dime does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Dime Community Bancshares, Inc.

Investor Relations Contact:

Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: areddy@dime.com